Exhibit 99.1
For Immediate Release

BRIGHT HEALTH GROUP REPORTS SECOND QUARTER 2021 RESULTS

•Total GAAP Revenues of $1,114 million grew 275% from $297 million in Q2’20
•Bright HealthCare Membership of 662,825, up 220% from 207,224 in Q2’20
•NeueHealth Value-Based Patients of 42,305, up 118% from Q2’20, with further growth to 169,983 after adjusting for the acquisition of Centrum Medical Holdings, which closed on July 1, 2021

MINNEAPOLIS, MN (August 3, 2021) – Bright Health Group, Inc. (NYSE: BHG, or the “Company”), a diversified healthcare services provider building a national Integrated System of Care, today reported financial results for its second quarter ended June 30, 2021.

“We began our journey as a public company with strong second quarter results, demonstrating significant growth across both NeueHealth, our personalized care delivery business, and Bright HealthCare, our healthcare financing and distribution business,” said Mike Mikan, President and CEO of Bright Health Group. “We are focused on changing healthcare in America for consumers and our Care Partners through our alignment model which has shown to make healthcare more personal, simple, and affordable. Bright Health remains focused on growing and diversifying our business and is excited to continue to bring our differentiated model to more communities across the country.”

Bright Health Group’s total revenue of $1,114 million in the second quarter of 2021 increased by $817 million, or 275%, compared to the prior-year period. These results were driven primarily by organic membership growth in Bright HealthCare during the 2020 open enrollment period and special enrollment period for the commercial business that began on February 15, 2021, and both organic and inorganic growth at NeueHealth. The Company also experienced an increase in investment income due to a $58.5 million unrealized gain on equity securities.

Bright Health Group’s medical cost ratio (“MCR”) for the second quarter of 2021 was 86.8% on a reported basis and 82.0% on an adjusted basis. This is an improvement over last year’s second quarter adjusted MCR of 82.7%. “As we step back and look at year-to-date 2021 compared to the first half of 2020, our growth and ability to demonstrate performance is truly remarkable. Our first half revenue has more than quadrupled since last year, all while maintaining a consistent adjusted MCR below 80%,” said Cathy Smith, Chief Financial and Administrative Officer. In addition, the Company continues to leverage operating costs as the business scales with an operating cost ratio of 23.4% for the second quarter, an improvement of 6.5 percentage points over the same period last year.

The Company’s GAAP net loss was ($43.7) million in the second quarter of 2021, an increase in net loss of $25.6 million compared to the prior-year period. The Company’s non-GAAP adjusted EBITDA was a loss of ($35.3) million in the second quarter of 2021, compared to a loss of ($23.2) million in the prior-year period.

Key Metrics

($ in thousands)	Three Months Ended June 30
	2021	2020
Consumer and Patient Metrics
Bright HealthCare Commercial Consumers	552,759	153,083
Bright HealthCare Medicare Advantage Consumers	110,066	54,141
NeueHealth Value-Based Patients	42,305	19,419
Financial Metrics
Revenue	$1,113,840	$296,856
Adjusted Medical Cost Ratio(1)	82.0%	82.7%
Operating Cost Ratio	23.4%	29.9%
GAAP Net Loss	$(43,723)	$(18,074)
Adjusted EBITDA(1)	$(35,255)	$(23,248)
(1) Adjusted Medical Cost Ratio and Adjusted EBITDA are non-GAAP financial measures. See the tables at the end of this release for additional information and a reconciliation of these non-GAAP measures.

Financial Outlook

For full year 2021, Bright Health Group is providing the following guidance and commentary:

Bright Health Group’s revenue is expected to be $4.0 billion to $4.2 billion with an expected enterprise medical cost ratio of approximately 86% plus or minus 200 bps. On a segment basis, Bright HealthCare end-of-year membership is expected to be approximately 650,000, while NeueHealth revenue is expected to be approximately $425 million. Finally, intercompany revenue elimination, comprised of payments from Bright HealthCare to NeueHealth for managing patient care and for network services, is expected to be approximately ($275) million.

About Bright Health Group

Bright Health Group is built upon the belief that by aligning the best local resources in healthcare delivery with the financing of care we can drive a superior consumer experience, optimize clinical outcomes, reduce systemic waste, and lower costs. We are a healthcare company building a national Integrated System of Care in close partnership with our Care Partners. Our differentiated approach is built on alignment, focused on the consumer, and powered by technology. We have two market facing businesses: NeueHealth and Bright HealthCare. Through NeueHealth, we deliver high-quality virtual and in-person clinical care to nearly 170,000 patients under value-based contracts through our 44 owned primary care clinics and support 87 additional affiliated clinics. Through Bright HealthCare, we offer Commercial and Medicare health plan products to approximately 663,000 consumers in 14 states and 99 markets. We are making healthcare right. Together. For more information, visit www.brighthealthgroup.com.

Earnings Conference Call

As previously announced, Bright Health Group will discuss the Company’s results, strategy, and outlook on a conference call with investors at 8:00 a.m. Eastern Time today. Bright Health Group will host a live webcast of this conference call which can be accessed from the Investor Relations page of the company’s website
(investors.brighthealthgroup.com). Following the call, a webcast replay will be available on the same site using the access code 142113. This earnings release and the Form 8-K dated August 3, 2021, can be accessed on the Investor Relations page of the Company’s website. We routinely post important information on our website, including corporate and investor presentations and financial information. We intend to use our website as a means of disclosing material, non-public information and for complying with our disclosure obligations under Regulation FD. Such disclosures will be included in the Investor Relations section of our website. Accordingly, investors should monitor this portion of our website, in addition to following our press releases, Securities and Exchange filings and public conference calls and webcasts.

Forward-Looking Statements

Statements made in this release that are not statements of historical fact, including statements about our beliefs and expectations, are forward-looking statements and should be evaluated as such. Forward-looking statements include information concerning possible or assumed future results of operations, including descriptions of our business plan and strategies. These statements often include words such as “anticipate,” “expect,” “plan,” “believe,” “intend,” “project,” “forecast,” “estimates,” “projections,” and other similar expressions. These forward-looking statements include any statements regarding our plans and expectations with respect to Bright Health Group, Inc. Such forward-looking statements are subject to various risks, uncertainties and assumptions. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. Factors that might materially affect such forward-looking statements include: a lack of acceptance or slow adoption of our business model; our ability to retain existing consumers and expand consumer enrollment; our ability to contract with care providers and arrange for the provision of quality care; our ability to accurately estimate our medical expenses, effectively manage our costs and claims liabilities or appropriately price our products and charge premiums; the impact of the COVID-19 pandemic on our business and results of operations; the risks associated with our reliance on third-party providers to operate our business; the impact of modifications or changes to the U.S. health insurance markets; our ability to manage the growth of our business; our ability to operate, update or implement our technology platform and other information technology systems; our ability to retain key executives; our ability to successfully pursue acquisitions and integrate acquired businesses; the occurrence of severe weather events, catastrophic health events, natural or man-made disasters, and social and political conditions or civil unrest; and the other factors set forth under the heading “Risk Factors” in Bright Health Group’s prospectus filed pursuant to Rule 424(b)(4) on June 25, 2021. Except as required by law, we undertake no obligation to update publicly any forward-looking statements for any reason after the date of this release to conform these statements to actual results or changes in our expectations.
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Investor Contact:
IR@brighthealthgroup.com

Media Contact:
Kris Patrow
651.492.1556
Kris.Patrow@padillaco.com

Bright Health Group, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(in thousands, except share and per share data)
(Unaudited)

	June 30, 2021	December 31, 2020
Assets
Current assets:
Cash and cash equivalents	$1,506,319	$488,371
Short-term investments	283,337	499,928
Accounts receivable, net of allowance of $4,535 and $2,602, respectively	93,086	60,522
Prepaids and other current assets	208,693	130,986
Total current assets	2,091,435	1,179,807
Other assets:
Long-term investments	633,029	175,176
Property, equipment and capitalized software, net	19,101	12,264
Goodwill	565,020	263,035
Intangible assets, net	262,420	152,211
Other non-current assets	28,773	28,309
Total other assets	1,508,343	630,995
Total assets	$3,599,778	$1,810,802
Liabilities, Redeemable Noncontrolling Interest, Redeemable Preferred Stock and Shareholders’ Equity (Deficit)
Current liabilities:
Medical costs payable	$565,620	$249,777
Accounts payable	86,527	57,252
Unearned revenue	38,060	34,628
Risk adjustment payable	507,853	187,777
Other current liabilities	166,227	35,847
Total current liabilities	1,364,287	565,281
Other liabilities	44,453	28,578
Total liabilities	1,408,740	593,859
Redeemable noncontrolling interests	41,012	39,600
Redeemable preferred stock, $0.0001 par value; 100,000,000 and 166,307,087 shares authorized in 2021 and 2020, respectively; 0 and 164,244,893 shares issued and outstanding in 2021 and 2020, respectively	—	1,681,015
Shareholders’ deficit:
Common stock, $0.0001 par value; 3,000,000,000 and 658,993,725 shares authorized in 2021 and 2020, respectively; 625,691,448 and 137,662,698 shares issued and outstanding in 2021 and 2020, respectively	63	14
Additional paid-in capital	2,735,099	9,877
Accumulated deficit	(585,669)	(515,989)
Accumulated other comprehensive income	533	2,426
Total shareholders’ equity (deficit)	2,150,026	(503,672)
Total liabilities, redeemable noncontrolling interests, redeemable preferred stock and shareholders’ equity (deficit)	$3,599,778	$1,810,802

Bright Health Group, Inc. and Subsidiaries
Condensed Consolidated Statements of Income (Loss)
(in thousands, except share and per share data)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Revenue:
Premium revenue	$1,042,086	$290,972	$1,902,717	$481,709
Service revenue	12,085	3,604	20,523	8,424
Investment income	59,669	2,280	65,158	5,289
Total revenue	1,113,840	296,856	1,988,398	495,422
Operating expenses:
Medical costs	904,630	233,180	1,589,200	363,795
Operating costs	261,060	88,827	469,300	163,271
Depreciation and amortization	7,195	2,085	11,776	2,872
Total operating expenses	1,172,885	324,092	2,070,276	529,938
Operating loss	(59,045)	(27,236)	(81,878)	(34,516)
Interest expense	4,142	—	4,688	—
Loss before income taxes	(63,187)	(27,236)	(86,566)	(34,516)
Income tax (benefit) expense	(19,464)	(9,162)	(18,298)	(9,162)
Net loss	(43,723)	(18,074)	(68,268)	(25,354)
Net earnings attributable to noncontrolling interests	(795)	—	(1,412)	—
Net loss attributable to Bright Health Group, Inc. common shareholders	$(44,518)	$(18,074)	$(69,680)	$(25,354)
Basic and diluted loss per share attributable to Bright Health Group, Inc. common shareholders	$(0.28)	$(0.13)	$(0.46)	$(0.19)
Basic and diluted weighted-average common shares outstanding	160,942	135,801	150,616	135,719

Bright Health Group, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(in thousands)
(Unaudited)

	Six Months Ended June 30,
	2021	2020
Cash flows from operating activities:
Net loss	$(69,680)	$(25,354)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	11,776	2,872
Share-based compensation	19,054	2,193
Deferred income taxes	(18,018)	—
Unrealized gains on equity securities	(62,754)	—
Other, net	8,681	486
Changes in assets and liabilities, net of acquired assets and liabilities:
Accounts receivable	(14,427)	23,681
Other assets	(39,883)	(3,844)
Medical cost payable	223,125	21,739
Risk adjustment payable	318,758	108,787
Accounts payable and other liabilities	120,847	(46,376)
Unearned revenue	(333)	2,860
Net cash provided by operating activities	497,146	87,044
Cash flows from investing activities:
Purchases of investments	(596,811)	(486,873)
Proceeds from sales, paydown, and maturities of investments	449,636	209,155
Purchases of property and equipment	(10,554)	(319)
Business acquisition, net of cash acquired	(210,492)	(174,090)
Net cash used in investing activities	(368,221)	(452,127)
Cash flows from financing activities:
Proceeds from issuance of preferred stock	—	211,200
Proceeds from issuance of common stock	9,616	131
Payments for debt issuance costs	(3,391)	—
Proceeds from IPO	887,328	—
Payments for IPO offering costs	(4,530)	—
Net cash provided by financing activities	889,023	211,331
Net increase (decrease) in cash and cash equivalents	1,017,948	(153,752)
Cash and cash equivalents – beginning of year	488,371	522,910
Cash and cash equivalents – end of period	$1,506,319	$369,158

Non-GAAP Financial Measures

We use the non-GAAP financial measures Adjusted EBITDA and Adjusted MCR in this release. We define Adjusted EBITDA as net loss excluding interest expense, income taxes, depreciation and amortization, adjusted for the impact of acquisition and financing-related transaction costs, share-based compensation and changes in the fair value of contingent consideration. We define Adjusted Medical Cost Ratio (“Adjusted MCR”) as reported Medical Cost Ratio (“MCR”), excluding both the impact of COVID-related medical costs and prior period divergence from estimates and including an estimate for the impact of deferred utilization. These non-GAAP measures have been presented in this quarterly Earnings Release as supplemental measures of financial performance that are not required by or presented in accordance with GAAP because we believe they assist management and investors in comparing our operating performance across reporting periods on a consistent basis by excluding and including items that we do not believe are indicative of our core operating performance (and with respect to Adjusted MCR, are helpful to investors to understand the Company’s financial performance and operations without the temporary distortion caused by the COVID-19 pandemic and prior period developments). Management believes these measures are useful to investors in highlighting trends in our operating performance, while other measures can differ significantly depending on long-term strategic decisions regarding capital structure, the tax jurisdictions in which we operate and capital investments. Management uses these measures to supplement GAAP measures of performance in the evaluation of the effectiveness of our business strategies, to make budgeting decisions, to establish discretionary annual incentive compensation and to compare our performance against that of other peer companies using similar measures. Management supplements GAAP results with non-GAAP financial measures to provide a more complete understanding of the factors and trends affecting the business than GAAP results alone.

Adjusted EBITDA and Adjusted MCR are not recognized terms under GAAP and should not be considered as alternatives to Net Income (Loss) or Reported MCR as measures of financial performance or any other performance measure derived in accordance with GAAP. Additionally, Adjusted EBITDA is not intended to be a measure of free cash flow available for management’s discretionary use as it does not consider certain cash requirements such as interest payments, tax payments and debt service requirements. The presentation of these measures has limitations as analytical tools and should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP. Because not all companies use identical calculations, the presentation of these measures may not be comparable to other similarly titled measures of other companies and can differ significantly from company to company.

The following table provides a reconciliation of net loss to Adjusted EBITDA for the periods presented:

	Three Months Ended June 30,		Six Months Ended June 30,
($ in thousands)	2021	2020	2021	2020
Net loss	$(43,723)	$(18,074)	$(68,268)	$(25,354)
Interest expense	4,142	—	4,688	—
Income tax (benefit) expense	(19,464)	(9,162)	(18,298)	(9,162)
Depreciation and Amortization	7,195	2,085	11,776	2,872
Transaction Costs (a)	3,130	653	5,150	2,347
Share-based Compensation expense (b)	13,878	1,250	19,054	2,193
Change in Fair Value of Contingent Consideration (c)	(413)	—	1,059	—
Adjusted EBITDA	$(35,255)	$(23,248)	$(44,839)	$(27,104)

(a)Transaction costs include accounting, tax, valuation, consulting, legal and investment banking fees directly relating to business combinations and certain costs associated with our initial public offering. These costs can vary from period to period and impact comparability, and we do not believe such transaction costs reflect the ongoing performance of our business.

(b)Represents non-cash compensation expense related to stock option and restricted stock award grants, which can vary from period to period based on a number of factors, including the timing, quantity and grant date fair value of the awards.
(c)Represents the non-cash change in fair value of contingent consideration from business combinations, which is remeasured at fair value each reporting period. There was no material activity for periods prior to the first quarter of 2021.

The following table provides a reconciliation of Reported Medical Cost Ratio to Adjusted Medical Cost Ratio for the periods presented:

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Reported Medical Cost Ratio	86.8%	80.1%	83.5%	75.5%
Non-COVID prior-period developments(a)	(1.6)%	0.3%	(0.9)%	0.3%
COVID impact(b)	(3.2)%	(2.2)%	(3.6)%	(1.3)%
Deferred utilization(c)	—%	4.4%	—%	2.6%
Adjusted Medical Cost Ratio	82.0%	82.7%	79.1%	77.1%

Note: Totals above may not sum due to rounding

(a)Medicare Advantage (“MA”) prior period development (“PPD”) primarily related to unfavorable developments at acquired assets, with net non-COVID PPD gross margin impact to MA unfavorable by ($19.1) million; Individual and Family Plan (“IFP”) PPD primarily related to favorable non-COVID IFP medical cost PPD of $21.7 million driven by a population that was slightly healthier than expectations, offset by unfavorable risk adjustment impact to revenue of ($22.3) million driven by the same population dynamic.
(b)Direct costs of COVID-related care.
(c)Estimates of eliminated or deferred care driven by a reduced demand for medical services during the COVID-19 pandemic.